UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2016

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016,

Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2016, Civista Bancshares, Inc. (“CBI”) announced the hiring of Charles A. Parcher, who has been appointed to serve as Senior Vice President of CBI effective as of April 19, 2016. In addition, Mr. Parcher will serve as Executive Vice President and Chief Lending Officer of CBI’s banking subsidiary, Civista Bank (“Civista”). A copy of the April 20, 2016 news release is included with this Current Report on Form 8-K as Exhibit 99.1.

Mr. Parcher is a 1986 graduate of Miami University in Oxford, Ohio with a Bachelor of Science Degree in Business Administration, and received his Master of Business Administration (Finance) from University of Toledo in 1992. Mr. Parcher has worked as a credit analyst, commercial lender and served in management roles in the banking industry for over 27 years. He most recently served as Senior Vice President at KeyBank in Toledo, Ohio from 2015 until April 2016. Mr. Parcher previously served as Market President of First Merit Bank of Northwest Ohio, from 2011 to 2015. Mr. Parcher is 51 years old.

Pursuant to the terms of his offer letter, Mr. Parcher will be paid an annual gross salary of $195,000, which will be prorated for the remainder of 2016. Mr. Parcher will be eligible to participate in Civista’s executive incentive compensation plan and will also participate in the benefit programs generally provided to officers and employees of CBI and Civista. Mr. Parcher will receive a family golf membership at Plum Brook Country Club in Sandusky, Ohio. In addition, Civista has agreed to reimburse Mr. Parcher for moving and relocation costs of up to $5,000 in connection with his establishing residence in the Sandusky, Ohio area.

It is anticipated Civista will enter into a change in control agreement with Mr. Parcher containing substantially the same terms and conditions currently in effect under the Change in Control Agreements between Civista and its other executive officers. It is also anticipated that CBI will amend its Supplemental Executive Retirement Plan (“SERP”) to include and provide to Mr. Parcher retirement benefits on substantially the same terms and conditions currently provided to other similarly situated executive officers of CBI and Civista.

Mr. Parcher does not have any family relationship with any member of CBI’s Board of Directors or any of CBI’s executive officers. Neither Mr. Parcher nor any member of his immediate family has had any business transactions or relationships with CBI or any of its subsidiaries that would require disclosure under Item 404(a) of SEC Regulation S-K. However, Mr. Parcher and members of his immediate family may enter into banking transactions with Civista in the future in the ordinary course of business and in compliance with applicable federal and state laws and regulations.

CBI is a $1.3 billion financial holding company headquartered in Sandusky, Ohio. CBI’s banking subsidiary, Civista Bank, operates 28 locations in North Central, West Central and Southwestern, Ohio.

CBI’s website may be accessed at www.civb.com. CBI’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. CBI’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	News release issued by Civista Bancshares, Inc. on April 20, 2016 reporting the hiring and appointment of Charles A. Parcher as Senior Vice President of CBI and Executive Vice President and Chief Lending Officer of Civista Bank.

99.2	Form of Change of Control Agreement by and among Civista Bancshares, Inc., Civista Bank and certain executive officers (filed as Exhibit 10.1 to Civista Bancshares, Inc.’s Current Report on Form 8-K dated and filed on October 29, 2015 and incorporated herein by reference (File No. 001-36192)).

99.3	Supplemental Executive Retirement Plan of Civista Bancshares, Inc. (filed as Exhibit 10.12 to Civista Bancshares, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 15, 2012 and incorporated herein by reference. (File No. 0-25980)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: April 21, 2016	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller